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                                                                   Exhibit 10.1

                          CONTRACT PACKAGING AGREEMENT

      This CONTRACT PACKAGING AGREEMENT (the "Agreement") is entered into as of September 19, 2006 (the "Effective Date"), between BRAVO! FOODS INTERNATIONAL CORP., a Delaware corporation with its principal place of business at 11300 U.S. Highway 1, Suite 202, North Palm Beach, Florida 33408 (hereinafter referred to as "Bravo"), and HP HOOD LLC, a Delaware limited liability company with its principal place of business at 90 Everett Avenue, Chelsea, MA 02150 (hereinafter referred to as "Hood".)

      WHEREAS, Bravo is engaged in the business of marketing and selling various flavored milk products;

      WHEREAS, Hood is a dairy processing company and has developed processing capability to produce aseptic milk and dairy beverage products at its processing facility in Winchester, Virginia;

      WHEREAS, Bravo desires to engage Hood to manufacture aseptically-produced flavored milk products for Bravo, and Hood is willing to undertake such activity for Bravo on the terms stated herein; and

      WHEREAS, as a further inducement to Hood to enter into this Agreement Bravo is willing to grant Hood warrants for the purchase of Bravo common stock as set forth herein;

      NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

SECTION 1--Definitions

      "Act"--means the Federal Food, Drug and Cosmetic Act of 1938, as amended from time to time.

      "QC Hold Period"--means the twelve (12) day period following production for which Products are held in storage for quality control purposes.

      "Forecast Accuracy"--shall be a percentage calculated for a particular calendar period as follows: one hundred percent (100%) minus a percent equal to the absolute value of ((the number of cases of Products actually ordered during the period minus the number of cases of Products forecasted to be ordered for the period) divided by the number of cases of Products actually ordered during the period). As an illustration of the above, if 100 cases were forecasted to be ordered during the period and only 80 were actually ordered during the period the Forecast Accuracy is:

      100% - (80 - 100)/80 = 75%

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      "Four Week Finished Goods Forecast"--means a rolling four week forecast of projected shipments of finished goods of Products, by Product Type, to Bravo customers in a format reasonably acceptable to Hood, to be provided by Bravo to Hood by 8:00am Eastern Standard Time ("EST") or Eastern Daylight Time ("EDT"), as the case may be, on Friday morning of each week during the Term of this Agreement covering the following four week production period.

      "Late Order Percent"--shall be calculated for a particular calendar period as follows: 100 times (orders placed for Products with lead times of less than seven (7) days divided by total orders). As an illustration of the above, if 10 orders during the period were placed with lead times of less than seven days and 70 orders were placed in total, the Late Order Percent is:

      100 X 10/70 = 14.3%

      "Manufacturing Fee"--means the tolling fee in excess of all of Hood's actual costs for milk, ingredients and packaging of Products pursuant to this Agreement. The initial Manufacturing Fee is Eighteen and One Half Cents ($0.185) per fourteen ounce (14 oz.) container. The Manufacturing Fee shall be adjusted annually in January of each year of the Term (as defined herein), beginning in January after the first anniversary of the Effective Date, in proportion to the change in the average of the twelve most recent monthly indices that are final (i.e. not preliminary) as of the immediately preceding December in the Producer Price Index for Total Manufacturing Industries, Series ID PCUOMFG--OMFG--, Base Date 8412, published by the U.S. Department of Labor, Bureau of Labor Statistics ("PPI Index"), using the change in the average value of the PPI Index for the most recent twelve months when compared to the average of the index values for the twelve months immediately preceding the most recent twelve months. For example, in January of 2008, the Manufacturing Fee will be adjusted based on the change in the value of the average for the PPI Index for the twelve months of September 2006 through August 2007 compared with the value in the average for the PPI Index for the twelve months of September 2005 through August 2006.

      The Manufacturing Fee has been established based on the current mix of Product Types and warehouse full pallet shipment profile. Any changes in the mix of Product Types or full pallet shipment profile that results in an increase in Hood's costs of production will be reimbursed to Hood in the annual cost adjustment process.

      "Order Fill Percent"--shall be calculated for a particular calendar period as follows: 100 times (number of cases of Product delivered divided by number of cases of Product ordered). As an illustration of the above, if 100 cases were ordered during the period and only 80 were actually delivered during the period the Order Fill Percent is:

      100 X 80/100 = 80%

      "Plant"--means Hood's manufacturing and dairy processing facility located in Winchester, Virginia. Hood may add additional manufacturing and processing facilities owned by Hood or Hood affiliates or third parties to the definition of Plant hereunder with Bravo's prior consent, which consent shall not be unreasonably conditioned, delayed or withheld.

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      "Products" or "Product"--means flavored milk or dairy beverage products produced under aseptic conditions allowing for storage in non-refrigerated facilities at temperatures up to eighty-five degrees (85(degree)) Fahrenheit. Products shall be packaged in fourteen ounce (14 oz.) plastic containers and sold under various trademarks owned or licensed by Bravo.

      "Product Type"--means individual brands, flavors and package sizes of Products, including without limitation Milky Way, Snickers, Three Musketeers, Starburst (strawberry and orange), Slim Slammers (vanilla and chocolate) and Pro Slammers (vanilla, chocolate and strawberry). The parties may mutually agree to add additional Product Types to this Agreement.

      "Shipment Schedule"--means the schedule for the shipment of Products to customers of Bravo provided by Bravo to Hood at least seven (7) days in advance of scheduled shipment.

      "Specifications"--means the Product specifications attached hereto as Exhibit A and incorporated herein by reference.

      "Twelve Month Finished Goods Forecast"--means a rolling twelve month forecast of projected shipments of finished goods of Products, by Product Type, to Bravo customers in a format reasonably acceptable to Hood, to be provided by Bravo to Hood by 8:00am EST or EDT, as the case may be, on the first Friday of each month covering the following twelve month period.

SECTION 2--Term

      This Agreement shall be deemed to have taken effect on the Effective Date and shall continue in effect until the sixth (6th) anniversary of the Effective Date subject to the right of Hood to cancel the Agreement early as set forth herein. Thereafter, this Agreement shall renew automatically for an unlimited number of successive one year terms unless one party has provided at least three hundred sixty five (365) days advance written notice to the other party of its intent to cancel the Agreement at the end of either the initial term or any renewal term. The initial six year term and each one year renewal term shall be collectively referred to herein as the "Term." Notwithstanding the Term, Hood may cancel this Agreement at any time after commencement of production of the Products by provision of written notice to Bravo at least three hundred sixty five (365) days prior to the effective date of termination. A cancellation under this paragraph may be without cause and shall be without further obligation to either party hereto except as provided by the terms and conditions of this Agreement.

SECTION 3--Hood Services

      A. Hood Services. Hood shall:

      o  Purchase all ingredients, packaging and labels for Products;
      o  Manufacture and package the Products;

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      o  Label and code date the containers or cartons containing Products, as appropriate, pack each case with the appropriate number of cartons or containers, and label and code date the case; and
      o  Palletize and stretch wrap the cases of Products for shipment;
      o  Store the Products in a non-refrigerated warehouse for the QC Hold
         Period;
      o Store the Products in a non-refrigerated warehouse until shipment to Bravo customers as set forth in Section 6; and
      o Deliver or arrange for the delivery of pallets of Products to Bravo's customers in accordance with the Shipment Schedule.

      B. Operation of the Plant. Hood shall, at its own expense, provide, keep, maintain and operate the Plant with the necessary machinery and equipment for manufacturing, processing, labeling and packaging Products, as well as any other equipment, materials and supplies which are necessary to supply requirements for Products.

      C. Non-Standard Labor. In the event that Bravo requests Hood to perform non-standard services in connection with this Agreement, Hood shall be entitled to charge Bravo, in addition to the other charges and fees hereunder, non-standard labor charges of thirty dollars and thirty-eight cents ($30.38) per person per hour for skilled labor and sixteen dollars ($16.00) per person per hour for non-skilled labor. Non-standard labor shall include, without limitation, labor costs of (1) hand packing Product, and (2) reprocessing Product.

SECTION 4--Product Specifications, Ingredients and Packaging

      A. Specifications. The Products shall conform in all material respects to the Specifications and shall be packed only in accordance with the Specifications. Any modification, deletion or addition of or to the Specifications requires the consent of Hood. If any such modification(s), deletion(s) or addition(s) result in additional costs to Hood, Hood shall be entitled to a cost increase equal to such additional costs as a condition of its consent to any such change.

      B. Ingredients. Hood will purchase all ingredients for the Products, in amounts sufficient to manufacture in accordance with the production schedules established pursuant to Section 7. Hood will purchase flavoring and vitamins for Products only from suppliers approved by Bravo. Upon termination of this Agreement or a change in ingredients required by Bravo, Hood will surrender to Bravo all unused ingredients purchased by Hood for the account of Bravo which are not useable by Hood for the production of other products, and Bravo will reimburse Hood at its cost for all such unused ingredients up to a maximum of sixteen (16) weeks supply, except for unused ingredients that are damaged or unusable due to any fault of Hood.

      C. Packaging. Hood will purchase an inventory of packaging materials in accordance with the Specifications. Prior to any changes to any existing packaging materials, Bravo will approve the material, design, printing and minimum production run of all packaging, and the net cost thereof. Bravo will be responsible for providing all artwork for any packaging changes

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(subject to the reasonable approval of Hood with respect to regulatory requirements) and will pay directly all plate and mold charges. Hood will continue to purchase such packaging materials as needed for production unless and until packaging changes are required by Bravo and newly designed packaging can be obtained. Upon termination of this Agreement or a change in packaging required by Bravo, Hood will surrender to Bravo all unused packaging purchased by Hood for the account of Bravo, and Bravo will reimburse Hood at its cost for all such unused packaging up to a maximum of sixteen (16) weeks supply, except for unused packaging that is damaged or unusable due to any fault of Hood. Hood will also maintain an inventory of corrugated cardboard cases for packaging the finished Products for storage and shipping.

SECTION  5--Sampling and Testing; Rejection of Nonconforming Product

      A. Sampling and Testing. Hood shall implement a program of random environmental sampling of the Plant for control of Listeria monocytogenes. The samples shall be taken on a quarterly basis. Samples shall be tested by a qualified laboratory and test results shall be available for inspection by Bravo technical personnel. Bravo shall reimburse Hood for the reasonable costs of the tests required by this paragraph. Hood shall also provide such quantities of packaged Product as Bravo may from time to time request for Bravo's own testing.

      B. Availability to Test. Bravo shall have the right to inspect the Products prior to warehouse storage, to test samples thereof, and to reject shipment or delivery of any Product not meeting the standards and specifications set forth in the Specifications.

      C. Records. Hood shall maintain true, accurate and complete records in respect of the production, storage and shipment of Products hereunder for a period as required by inspecting government agencies. Bravo may inspect the records at mutually convenient times and locations.

      D. Notice of Governmental Inspections. Hood shall maintain for inspection by Bravo copies of reports of any federal, state or local inspections of the Plant and any sanitation audits of the Plant. Hood shall notify Bravo promptly by telephone of any inspections or audits which indicate the presence of salmonella or any other bacteriological agent or substance which is considered by health authorities as being indicative of either unsanitary practices or public health concern.

      E. Bravo Inspections. Hood shall allow duly authorized representatives of Bravo entry into the Plant at any time during regular business hours and upon reasonable advance notice to inspect and test facilities, equipment and materials used in manufacturing, processing, labeling, packaging and storing Products. Hood shall cooperate fully with such representatives and shall render any requested assistance or information.

      F. Nonconforming Product. Bravo may at any time reject delivery of any Product which has not been manufactured, processed, labeled, packaged or stored in compliance with the terms and conditions of this Agreement and the Specifications. Any Product rejected by Bravo that is not re-conditionable or salvageable shall be disposed of by Hood at Hood's sole cost and

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expense in a manner which shall absolutely preclude its use for human consumption. If Hood determines that any such Product is re-conditionable or salvageable, Hood shall remove all Bravo trademark identity from it and dispose of it as it does for its own products in a similar state. Bravo shall have no obligation to pay Hood for nonconforming Product.

SECTION 6--Storage, Inventories, Orders, Shipment and Delivery

      A. Storage; Risk of Loss. Hood shall provide suitable approved storage for all Product ingredients, Product packaging and finished goods of Products. Risk of loss of stored ingredients, packaging and finished goods shall be on Hood. Title to the Products and risk of loss with respect to the Products shall pass upon delivery of the Products to Bravo or its customers as set forth herein. Any Products stored in Hood's warehouse for longer than forty (40) days from date of production shall be subject to a weekly storage fee of Four Dollars Fifty Cents ($4.50) per pallet of Product. If Hood determines in its sole discretion that it is necessary to rent additional outside storage space to store any Products, Bravo agrees to pay any additional charges for such storage that Hood may incur.

      B. Inventories. Hood shall promptly confirm to Bravo the inventory of finished goods Products in Hood storage upon Bravo's request therefore. Bravo will be responsible for product losses and/or rework due to short code dates prior to Shipment Date if production is within the Four Week Finished Goods Forecast and Hood has shipped Products in order of production, e.g., first produced, first shipped. Hood will be responsible for product losses and/or rework if Hood production of Products exceeds the Four Week Finished Goods Forecast or if Products are not shipped by Hood in order of production. Hood will use reasonable efforts to notify Bravo about Products that are in danger of running into short code problems.

      C. Orders. Bravo orders for shipment of Products to Bravo's customers ("Customer Orders") shall be delivered by Bravo to Hood electronically at least once per day, at least seven (7) days in advance of the Shipment Date, as defined below. Bravo will electronically provide Hood with a firm purchase order ("PO") for the purchase of Products at least twenty-four (24) hours in advance of the shipping date specified in the Customer Order (the "Bravo Order Date"). Bravo will not allow changes to Customer Orders one day prior to the Bravo Order Date. The PO shall designate the type and number of units of Products and the Bravo or customer location to which the Products shall be delivered.

      D. Shipments. On the shipping date specified in the Customer Orders, which (as provided in Section 6C above) shall be one day after the Bravo Order Date (the "Shipment Date"), Hood shall deliver the Products that are the subject of the PO for shipment to Bravo's customers. Shelf life for Products delivered shall be one hundred five (105) days from date of delivery as long as Bravo's Four Week Finished Goods Forecast has a Forecast Accuracy of at least ninety five percent (95%). Any exceptions to the standard shelf life will be separately negotiated and agreed by the parties. Hood shall arrange for transportation of products from Hood's Plant dock to the designated Bravo or customer location. All freight costs shall be the responsibility of Bravo. Carriers may invoice Bravo or Bravo's designee directly for such shipments. If Hood is invoiced for freight costs, Hood will invoice Bravo for such costs either as

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part of the invoice for the Products or by separate invoice if the Products have been invoiced before shipment. Hood will provide electronic confirmation to Bravo of actual deliveries by PO made on a Shipment Date by at least 8:00 am EST or EDT, as the case may be, on the date following a Shipment Date.

      E. Delivery. Product shall be delivered by Hood F.O.B. the Plant warehouse in accordance with the Firm Finished Goods Forecast. Risk of loss shall transfer to Bravo on the delivery of Products as set forth herein.

SECTION 7--Product Minimums and Capacity; Scheduling; Capital

      A. Product Minimums; Batch Size. For the months of November and December 2006, Bravo shall purchase the amounts set forth on Exhibit B attached hereto and incorporated herein by this reference. Beginning on January 1, 2007, Bravo shall purchase at least seventy million (70,000,000) individual units of Products annually (the "Product Minimums") ratable monthly at plus or minus five percent (5%), provided however that the monthly allocation of Product Minimums for 2007 shall be as set forth on Exhibit B. In no event will Hood be obligated to produce more Products than the Product Minimums as set forth herein. Except as set forth below, in the event that the total aggregate Manufacturing Fee for all Products Bravo pays or becomes obligated to pay to Hood for the months of November and December 2006 and for each semiannual period thereafter is less than the total aggregate Manufacturing Fee Bravo would have paid Hood had it achieved the Product Minimums for such periods, then Bravo shall, within thirty (30) days of the end of 2006 or of each such semiannual period, as the case may be, pay Hood the difference between those two amounts of money (the "Penalty Payment"). Notwithstanding the above, for each calendar year beginning on January 1, 2008, Bravo may provide Hood at least three (3) months advance written notice that Bravo will not be able to purchase a portion of the Product Minimums up to a total of but not more than fifty percent (50%) of its obligation for that year only (the "Shortfall Amount"). In such case, the amount of Products Bravo is entitled to purchase and that Hood is obligated to provide to Bravo for that calendar year shall be reduced ratably by the Shortfall Amount, and Bravo's obligation to pay the Penalty Payment to Hood for the Shortfall Amount only shall be reduced to fifty percent (50%) of the amount that would otherwise have been owed. Any shortfall on Product Minimums not within the Shortfall Amount shall be subject to the full Penalty Payment. Each notice of a Shortfall Amount provided by Bravo to Hood is good only for the calendar year subsequent to such notice, and the Product Minimums shall revert to the number set forth herein after the conclusion of such calendar year unless Bravo has provided Hood with a subsequent notice of a Shortfall Amount for the next calendar year.

      On or before October 30, 2006, Bravo agrees to provide and maintain for the Term of this Agreement security instruments reasonably satisfactory to Hood in the amount of One Million Dollars ($1,000,000) to secure Bravo's obligations to purchase or pay for Products hereunder and/or make any Penalty Payment required herein. In addition, in the event that Bravo fails to comply with the payment terms set forth herein or, in Hood's reasonable judgment, there is a significant deterioration in Bravo's financial condition, Hood may at any time thereafter require Bravo to post additional security reasonably satisfactory to Hood of up to Two Million Five

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Hundred Thousand Dollars ($2,500,000) such that the total dollar amount of security provided in favor of Hood by Bravo hereunder may be as high as Three Million Five Hundred Thousand Dollars ($3,500,000). Hood acknowledges and agrees that either cash or a standby letter of credit issued by a bank reasonably acceptable to Hood are acceptable forms of security for Bravo to provide to meet this obligation.

      The minimum batch size per Product Type shall be 10,000 gallons. For each Product Type that falls below this threshold, the Manufacturing Fee shall be increased by twenty percent (20%).

      B. Scheduling. Bravo shall furnish to Hood the Twelve Month Finished Goods Forecast by 8:00am EST or EDT, as the case may be, on the first Friday of each month. Bravo shall furnish to Hood the Four Week Finished Goods Forecast by 8:00am EST or EDT, as the case my be, on each Friday of each week. Each Four Week Finished Goods Forecast shall specify the date(s) for delivery of Products, which date shall also be the last day of the QC Hold Period for such Products.

      C. Quarterly Production Conferences. During the term of this Agreement, Bravo and Hood shall confer four times per year regarding the operating rules for the production of Products and mutually agree on those rules for the period covered by each conference. The issues that will be addressed during such conferences include the following matters:

      1. Review Forecast Accuracy for the current period versus goals
      2. Determine ways to improve Forecast Accuracy
      3. Develop next period's Forecast Accuracy goals
      4. Review Order Fill Percent for current period versus goals
      5. Develop next period's Order Fill Percent goals
      6. Review Late Order Percent versus goals
      7. Develop next period's Late Order Percent goals
      8. Review Product dumped and/or reworked due to short codes in warehouse

SECTION 8--Cost of Products to Bravo; Payment Terms; Audit by Bravo

      A. Invoices. Hood shall invoice Bravo and Bravo shall pay Hood for each Product Type the actual cost (revised monthly) of all milk, ingredients and packaging used for the production of the Product, plus the Manufacturing Fee applicable to that Product Type as defined herein. The costs of milk, ingredients and packaging for each Product Type, including shrink percentage, shall be separately specified in accordance with the pricing format for the Bravo Milky Way Chocolate Dairy Beverage Product set forth in Exhibit C attached hereto and incorporated herein by reference. Hood shall be entitled to vary the format for presenting the information to Bravo as long as it includes all of the information set forth on Exhibit C.

      B. Payment Terms. Hood shall invoice Bravo for all Products produced by Hood on the last date of the QC Hold Period. All such invoices shall be due and payable within fifteen (15)

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days from the date of invoice. All payments shall be made by electronic funds transfer. The failure of Bravo to make any payment when due hereunder shall constitute a material breach of this Agreement. Amounts due on invoices not paid within the above terms shall bear interest at a rate of one percent (1%) per month until paid. In any event, all amounts owing to Hood shall be immediately due and payable in the event of termination of this Agreement.

      C. Audit. Bravo, through its duly authorized representatives, shall have the right once a year during the Term to conduct a reasonable examination of Hood's books and records concerning the costs charged to Bravo hereunder during normal business hours and upon reasonable notice, and Hood shall render all reasonably requested assistance in connection therewith.

SECTION 9--Warranties

      A. Warranties of Hood. Hood represents and warrants to Bravo that the Products when sold and delivered to Bravo shall (a) be manufactured under sanitary conditions; (b) be fit for human consumption; (c) conform to the Specifications; and (d) be in full compliance with the Act, and with all other federal, state and local laws, rules, regulations and guidelines applicable to the manufacture and sale of beverage products (including but not limited to Good Manufacturing Practices prevailing in the industry and Federal Food and Drug Administration, Department of Agriculture and Food Safety and Quality Services guidelines and regulations) now in effect or which may hereinafter come into effect. Hood specifically warrants and guarantees that no Product will be adulterated or misbranded within the meaning of the Act, and that no Product will be produced or delivered in violation of the Act. In the event a material used in the Products as a food ingredient or additive is prohibited for such use by federal, state or local regulatory action, or a supply thereof is no longer available, such prohibition or unavailability will constitute automatic cancellation with respect to such material in the formulation of the Product, and Hood shall have the right, subject to the prior approval of Bravo, to substitute other suitable material.

         B. Warranties of Bravo. Bravo represents and warrants to Hood that the label and package copy furnished and/or specified by Bravo for use upon the packaging specified by Bravo, (a) shall comply with all applicable federal, state and local laws and regulations, including the Act, (b) shall not infringe or violate the trademark, trade-name, copyright, license rights or other intellectual property rights of any person, and (c) shall be in accordance with all requirements imposed by third parties in any license agreements or other contractual arrangements between Bravo and such third parties. Bravo also warrants and represents that it has full right and authority necessary to authorize Hood to undertake the activities set forth herein, and that Bravo has obtained any and all consents, approvals or other authorizations from third party licensors necessary to authorize Hood to undertake the activities set forth herein. Bravo further warrants and represents that the formulations for the Products and the requirements of the Specifications do not infringe or violate the rights of any other person, including without limitation, patent, trade secret or other rights belonging to any other party, and that Bravo has obtained the necessary permissions, approvals, consents or authorizations to authorize Hood to undertake the activities set forth herein.

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SECTION 10--Indemnity

      A. Indemnification by Hood. Hood agrees to defend, indemnify and hold Bravo harmless from any and all claims, actions, causes of action, liabilities, loss, cost, damage or expenses, including reasonable attorneys' fees (collectively "Claims"), arising out of (i) any breach of Hood's warranties or covenants herein contained; and (ii) any and all complaints, administrative proceedings, legal actions or causes of action by any agency of federal, state or local government or by any third parties regarding the manufacture, processing, packaging, labeling, storage, shipment or handling of Products prior to delivery to Bravo or Bravo's customers, unless such Claims are solely or partially (in which case responsibility and liability shall be apportioned) due to (x) the breach of Bravo's warranties or covenants contained herein or
(y) an act or omission of Bravo in connection with its activities in connection with this Agreement. Hood shall be responsible for the proper formulation, sanitation, processing procedures, packaging of Product and other factors under its control. Hood shall not be responsible for normal product deterioration or other damage to the Product once it has been delivered to Bravo or Bravo's customer, nor shall Hood be responsible in any way for the success or failure of the Products in the marketplace. Hood and Bravo agree to notify promptly the other party of any assertion of any such claim or assertion of liability. Hood shall maintain comprehensive general liability insurance having limits of not less than Five Million Dollars ($5,000,000) per occurrence which contains both Product Liability Broad Form Vendor's Coverage and Contractual Liability Coverage for all obligations of Hood herein. Hood shall instruct its Workers Compensation carrier to waive its right of subrogation with respect to any and all claims arising out of this Agreement. Hood shall name Bravo as an additional insured under all such policies and furnish Bravo with certificates of insurance evidencing such coverage and waiver of subrogation on or before the commencement date of this Agreement. Each certificate of insurance shall provide that the insurer will endeavor to provide Bravo with thirty (30) days advance notice of any cancellation or modification of the policy.

      B. Indemnification by Bravo. Bravo agrees to defend, indemnify and hold Hood harmless from any and all Claims arising out of or relating to (i) any breach of Bravo's warranties or covenants herein contained; and (ii) Hood's permitted use of the trademarks owned or licensed by Bravo under this Agreement that infringes a trademark, trade name or license right of any third person. Hood and Bravo agree to notify promptly the other party of any assertion of any such claim or assertion of liability. Bravo shall maintain comprehensive general liability insurance having limits of not less than Five Million Dollars ($5,000,000) per occurrence which contains both Product Liability Broad Form Vendor's Coverage and Contractual Liability Coverage for all obligations of Bravo herein. Bravo shall instruct its Workers Compensation carrier to waive its right of subrogation with respect to any and all claims arising out of this Agreement. Bravo shall name Hood as an additional insured under all such policies and furnish Hood with certificates of insurance evidencing such coverage and waiver of subrogation on or before the commencement date of this Agreement. Each certificate of insurance shall provide that the insurer will endeavor to provide Hood with thirty (30) days advance notice of any cancellation or modification of the policy.

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SECTION 11--Force Majeure

      Hood and Bravo shall each be relieved of its obligations under this Agreement (except for the payment of money) if, when and to the extent that either party is unable to perform or is limited in such performance because of force majeure. As used herein, "force majeure" means any delay or non-performance caused by acts of God, fires, floods, explosion, sabotage, riot, terrorism, orders of, or failure to issue all necessary permits by, civil or military authorities whether relating to discharge of materials into the environment or otherwise, delays by suppliers of fuel, power, raw materials, containers or transportation, breakage or failure of machinery, strikes, lockouts or labor trouble, perils of the sea, or any other similar cause beyond the reasonable control of the non-performing party. Such non-performing party shall not be liable for breach of this Agreement with respect to such non-performance, provided that the non-performing party gives prompt written notice to the other party of the force majeure event and exercises all reasonable efforts to resume performance of its affected obligations as soon as reasonably practicable.

SECTION 12--Confidentiality

      A. Protection of Confidential Information. Each party acknowledges that in connection with the performance of the terms of the Agreement it will be necessary for such party to provide or make available to the other party certain confidential and proprietary information, including, without limitation, product formulas (which term shall include, without limitation, (y) the specific flavor ingredient formulas used to manufacture the Products and
(z) Bravo's contractual rights with third party licensors to duplicate a particular flavor profile with such flavor ingredient formulas), services and customers (any such confidential or proprietary information being hereinafter referred to as "Confidential Information"). The party receiving any Confidential Information from the other party shall not disclose, commercially exploit or otherwise make use of such Confidential Information, except as specifically authorized in writing by the other party or as required for the performance of its obligations under the Agreement. Furthermore, the party receiving Confidential Information shall use commercially reasonable means to protect the confidentiality of that information and shall limit its disclosure to its employees and agents who need to know the information to perform their jobs and who agree to be bound by the limits on disclosure set forth herein. Notwithstanding the foregoing, nothing contained in this Paragraph 13.A. shall prevent the use or disclosure by either party of information which (i) is generally available to the public at the time of the use or disclosure thereof (other than through a breach on the part of such party of its obligations hereunder), (ii) was already in the possession of the recipient at the time it was provided by the other party or (iii) is required to be disclosed by applicable legal process (provided, that the party receiving such process complies fully with the provisions of Paragraph 12.B. below).

      B. Legally Requested Disclosure. If either party is requested (whether by oral questions, interrogatory, request for documents, subpoena, civil investigative demand or other legal process) to disclose any part of the Confidential Information provided by the other party, such party shall (i) give prompt written notice to the other party of the existence of, and the circumstances attendant to, such request, (ii) consult with the other party as to the advisability of taking legally available steps to resist or narrow any such request or otherwise to eliminate the need for such disclosure, and (iii) if disclosure is required, cooperate with the other party in obtaining a protective order or other reliable assurance in form and substance satisfactory to such party that confidential treatment will be accorded to such portion of the Confidential Information as is required to be disclosed.

SECTION 13--Early Termination

      Either party shall have the right to terminate this Agreement, after providing written notice to the other party and providing the other party with at least thirty (30) days in which to cure the condition giving rise to the right to terminate, in the event (a) of a material breach by the other party of its warranties or covenants as set forth in this Agreement (including any Exhibit or Schedule hereto), or (b) Hood ceases production of any Product for any period of time not in the ordinary course of business and for reasons other than an event of Force Majeure (as defined herein); provided, however, that if any such condition can not be cured or remedied within such thirty (30) day period, it shall be sufficient if the party in violation shall use its best efforts to cure or remedy such violation promptly after receipt of the aforesaid notice and shall complete such cure or remedy as soon as reasonably practicable (provided, however, that in the case of Bravo's failure to pay for Products when due, termination shall be effective ten (10) days after receipt of such aforesaid notice unless the payment has been paid in full during such period). Either party shall have the right to terminate this Agreement immediately if the other party becomes insolvent or makes any assignment or arrangement for the benefit of creditors or consents to the appointment of a trustee or receiver, or a trustee or a receiver is appointed for such party or for a substantial part of its property, or a bankruptcy, reorganization or insolvency proceeding is instituted by or against such party and is not discharged or withdrawn within thirty (30) days. A party seeking to invoke its right of early termination hereunder shall give written notice as set forth in
Section 14 to the other party specifying the date upon which the termination shall take effect.

SECTION 14--Grant of Warrants

      As further consideration for the obligations of Hood as set forth herein, Bravo hereby grants to Hood Common Stock Purchase Warrants ("Warrants") for the purchase of up to Five Million Eight Hundred Seventy Thousand (5,870,000) shares of the common stock of Bravo, $0.001 par value per share (the "Common Stock") (the "Warrant Shares") on the terms and conditions set forth in the Warrant Certificate attached hereto as Exhibit D and incorporated herein by this reference.

SECTION 15--Notices

      All notices hereunder shall be deemed to have been sufficiently given if in writing and delivered by hand or by facsimile transmission (with written confirmation as set forth below) or if sent registered or certified mail, return receipt requested, by express courier or express mail, fees prepaid, or by recognized overnight delivery service providing for a receipt, addressed as indicated below:

If to Bravo:              Bravo! Foods International Corp.
                          11300 U.S. Highway 1, Suite 202
                          North Palm Beach, Florida 33408
                          Attn:  President
                          Fax:  561-625-1413

If to Hood:               HP Hood LLC
                          90 Everett Avenue
                          Chelsea, Massachusetts 02150-2301
                          Attn: President
                          Fax: (617) 887-8477

SECTION 16--Miscellany

      A. Responsibilities upon Termination. In the event this Agreement is terminated as provided herein, Hood shall, at Bravo's direction, either destroy or deliver to Bravo inventories of the Product and packaging materials existing on the effective date of such termination. Bravo shall pay Hood the Manufacturing Fee and Hood's costs for inventories of the Product delivered pursuant to this provision, and Hood's actual out-of-pocket costs, if any, for unusable ingredients and packaging materials then held by Hood, which materials were purchased within sixteen (16) weeks of the effective date of termination.

      B. Assignment; Change of Control of Bravo. This Agreement and the rights and obligations hereunder shall not be assigned or transferred, in whole or in part, in any manner whatsoever by either party, including by the operation of law, without the prior written consent of the other party; provided however, this Agreement may be assigned (whether by operation or law or otherwise) to any successor to all or substantially all of the business of either party (whether by merger, consolidation, sale of assets or otherwise), except that Bravo may not assign this Agreement without Hood's written consent to a successor who either (a) is primarily in the dairy industry or (b) does not have adequate financial strength as determined by Hood in its reasonable judgment. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns. If a party assigns this Agreement without the written consent of the other party when required by this paragraph, the non-assigning party may, in its sole discretion, elect to cancel this Agreement effective immediately by the provision of prompt written notice to the assigning party. In addition, if the ownership or control of Bravo is acquired by a party who either (a) is primarily in the dairy industry or (b) does not have adequate financial strength as determined by Hood in its reasonable judgment, Hood may elect to cancel this Agreement effective immediately upon written notice to Bravo.

      C. Relationship of the Parties. Neither Hood nor Bravo is the agent, employee, joint venturer or partner of the other, and neither of the parties hereto shall have the right, power or authority to bind the other to any obligations whatever or to extend the credit of or to assume or agree to assume any obligation or any liability in the name of the other party.

      D. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy but all together will be deemed only one Agreement.

      E. Governing Law. The laws of the Commonwealth of Massachusetts, without giving effect to its choice of law principles, govern all matters arising under or relating to this Agreement.

      F. Arbitration. If at any time a controversy between Bravo and Hood arises as to the meaning, enforcement or operation of this Agreement, it shall be settled by arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules ("CAR") in the City of Boston before three arbitrators to be selected as set forth herein. Each party shall select an arbitrator, who need not meet the requirements of neutrality specified in the AAA rules and standards, and then the party-appointed arbitrators, after consultation with the party which appointed them, shall mutually agree on the appointment of a third arbitrator who shall be a neutral arbitrator. If the party-appointed arbitrators are unable to agree on the selection of the neutral arbitrator, then the American Arbitration Association shall appoint the neutral arbitrator pursuant to its rules. Proceedings shall be conducted in accordance with the rules of the American Arbitration Association or any successor organization. The decision of the arbitrator shall be binding on the parties and judgment on any award may be entered in any court having jurisdiction thereof. The costs of the arbitration, including the neutral arbitrator, shall be borne equally by the parties; however, unless otherwise provided herein, each party shall be responsible for its own arbitrator, attorney and expert fees. A party seeking interim relief may bring such claim in the federal or state courts of the Commonwealth of Massachusetts.

      G. Integration. This Agreement together with any exhibits attached hereto, when fully executed, shall represent the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, understandings or agreements, oral or written, between the parties with respect to the subject matter hereof, other than the License Agreements as provided herein.

      H. Modification; Waiver. This Agreement may be modified or amended only by a written instrument executed by both Bravo and Hood. A party entitled to the benefits of any term or provision of this Agreement may waive its right to such benefits only by a executing a written instrument. No failure by a party to exercise any right, power or privilege available to it under this Agreement shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

      I. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      J. Captions; Construction. Section headings are used herein solely for the convenience of the parties, and they shall have no substantive significance. Each party hereto has reviewed and revised this Agreement and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement. Terms contained herein written in the singular shall include the plural and those in the plural shall include the singular where the context so requires.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized officers as of the day and year first above written.

BRAVO! FOODS INTERNATIONAL CORP.       HP HOOD LLC


By: /s/ Roy Warren                     By: /s/ John A. Kaneb
    -----------------------                -----------------------
    Name: Roy Warren                       John A. Kaneb, Chairman
    Its:  President and CEO

                                   EXIHIBT A

                                 SPECIFICATIONS

                                   EXHIBIT B

              NOVEMBER AND DECEMBER 2006 AND 2007 PRODUCT MINIMUMS

                                   EXHIBIT C

                                 PRICING FORMAT

                                   EXHIBIT D

                              WARRANT CERTIFICATE

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER SECURITIES LAWS, STATE OR FEDERAL. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BRAVO! FOODS INTERNATIONAL CORP. (THE "COMPANY") IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                        BRAVO! FOODS INTERNATIONAL CORP.
                         COMMON STOCK PURCHASE WARRANT

No. 2006 09-01                                  Issue Date:  September 19, 2006

      BRAVO! FOODS INTERNATIONAL CORP., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received (including, without limitation, the entry into a Contract Packaging Agreement of even date herewith), HP HOOD LLC, 90 Everett Avenue, Chelsea, MA 02150, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the sixth anniversary of the Issue Date (the "Expiration Date"), subject to the limitations specified herein, up to 5,870,000 fully paid and nonassessed shares of the common stock of the Company, par value $0.001 per share (the "Common Stock") at a per share purchase price of $0.73. The $0.73 purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number of shares of Common Stock issuable upon exercise of the Warrant and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder.

      1. Definition.

      As used herein the following terms, unless the context otherwise expressly requires, have the following respective meanings:

            (a) The term "Affiliate" of any Person (the "First Person") shall mean any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the First Person.

            (b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holder of this Warrant at any time shall he entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 hereof or otherwise.

            (d) The term "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, sole proprietorship, trust, union, association, enterprise, authority or other form of business organization.

      2. Exercise of Warrant.

      2.1 Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole, in accordance with the terms of Section 2.2 hereof, or upon exercise of this Warrant in part, in accordance with Section 2.3 hereof, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4 hereof.

      2.2 Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of warrant exercise attached hereto as Exhibit A hereto (the "Exercise Form") duly executed by such Holder and surrender of the original Warrant within three (3) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter, if applicable), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

      2.3 Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in Section 2.2 hereof, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Exercise Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or (upon payment by the Holder of any applicable transfer taxes) as the Holder may request, for the whole number of shares of Common Stock for which this Warrant may still be exercised.

      2.4 Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

            (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then, the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

            (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

            (c) Except as provided in Section 2.4(d), if the Company's Common Stock is not publicly traded, then as determined by the independent members of the Company's Board of Directors; provided that if the Holder objects to the determination made by the independent members of the Company's Board of Directors, the "Fair Market Value" shall be determined, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

            (d) If the Determination Date is the date of a liquidation, dissolution or winding up of the Company, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the Company's certificate of incorporation in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the Company's certificate of incorporation, assuming for the purposes of this
      Section 2.4(d) that all of the shares of Common Stock then issuable upon exercise of this Warrant are outstanding at the Determination Date.

      2.5 Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to this Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

      2.6 Trustee Appointment. In the event that a bank or trust company shall have been appointed as trustee for the Holder of this Warrant and any other securities of the Company pursuant to Section 3.2 hereof, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, upon the exercise of this Warrant.

      2.7 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock issuable and purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as provided for herein. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or (upon payment by the Holder of any applicable transfer taxes) as the Holder may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of

Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled to upon the exercise of this Warrant.

      3. Adjustment for Reorganization, Consolidation, Merger, etc.

      3.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other Person or (c) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto.

      3.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense, deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Warrant after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, New York, as trustee for the Holder of the Warrants.

      3.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this
Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the Company, whether or not such Person shall have expressly assumed the terms of this Warrant. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of this Warrant be delivered to the Trustee as contemplated by Section 3.2.

      4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common

Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

      5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate (which shall be promptly sent to the Holder) setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

      6. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, such number of shares of Common Stock from time to time issuable on the exercise of the Warrant.

      7. Assignment; Exchange of Warrant. Subject to compliance with all applicable securities laws and regulations, this Warrant, and the right evidenced hereby, may be transferred by the Holder only to an Affiliate of the Holder without the prior written consent of the Company. On the surrender for exchange of this Warrant, with the Holder's endorsement in the form of Exhibit B attached hereto (the "Transferor Form") and together with an opinion of counsel from counsel reasonably satisfactory to the Company, which opinion shall be in form, substance and scope reasonably acceptable to the Company, and to the effect that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the transferor of any applicable transfer taxes, will issue and deliver to or on the order of the transferor thereof a new Warrant or Warrants of like tenor, in the name of the transferor and/or the transferee(s) specified in such Transferor Form, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of this Warrant.

      8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      9. Registration Rights. (a)Filing Upon the written request of Holder, which request may not be made before the date that is six months after the Issue Date, the Company shall promptly file a registration statement on Form SB-2 or other applicable form (the "Registration Statement") to register the shares of Common Stock underlying this Warrant (the "Registrable Securities") under the Securities Act of 1933, as amended (the "Securities Act"). The Company shall use its best efforts to cause such Registration Statement to become effective and to remain effective for two years following the earliest date on which the Holder no longer has any right to exercise any portion of this Warrant.

            (b) Notices. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Holder, and the Holder's legal counsel, draft copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), for their review. The Holder's legal counsel shall furnish any comments therein to the Company's legal counsel within five (5) days after receipt of the draft Registration Statement. After the filing of a Registration Statement, the Company shall promptly notify the Holder of such filing, and shall further notify Holder promptly upon the occurrence of any other of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance by the Securities and Exchange Commission (the "Commission ") of any stop order; and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus.

            (c) Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the preparation and filing of the Registration Statement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company's internal expenses; (v) the fees and expenses incurred in connection with the listing of the Registrable Securities;
      (vi) National Association of Securities Dealers, Inc. fees; and (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holder, which underwriting discounts or selling commissions shall be borne by the Holder.

            (d) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Holder, and each of its officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an "Investor Indemnified Party"), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities

      Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by the Holder.

            (e) Indemnification by the Holder. The Holder agrees to indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls such selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Holder, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action.

            (f) Indemnification Procedures. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 9
      (d) or (e), such person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the "Indemnifying Party") in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to conflicts of interest between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

            (g) Contribution. If the indemnification provided for in the foregoing Sections (d) or (e) is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      10. Call. At any time on or after the date which is 36 months from the Issue Date (the "Threshold Date"), the Company shall have the option to "call" the exercise of the Holder's purchase of up to 5,870,000 shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Call"), in accordance with and governed by the following:

            (a) The Company shall exercise the Warrant Call by giving to the Holder a written notice of call (the "Call Notice") on or after the Threshold Date. The effective date of each Call Notice (the "Call Date") is the date on which notice is effective as provided for herein. The Call Notice shall specify the number of shares of Common Stock to which the Warrant Call is being exercised.

            (b) A Call Notice may not be given sooner than five (5) trading days after the prior Call Date.

            (c) A Call Notice may be given by the Company only within ten (10) days after the Common Stock has had a closing price as reported for the principal securities market on which the Company's Common Stock at the time is listed or authorized to be traded (the "Principal Market") of not less than $1.46 for twenty (20) consecutive trading days ("Lookback Period").

            (d) As a condition precedent to the Company's exercise of the Warrant Call, the Company shall not have received a notice from the Principal Market during the ninety calendar days prior to the Call Date that the Company or its Common Stock does not meet the requirements for continued quotation, listing or trading on the Principal Market.

(e) As a condition precedent to the Company's exercise of the Warrant Call, the
            Company and the Common Stock shall meet the requirements for continued
quotation, listing or trading on the Principal Market for the Lookback Period and through the Call Date.

            (f) Upon exercise of the Warrant Call in accordance with this
      Section 10, the Holder shall either (i) exercise this Warrant and purchase the Shares of Common Stock called in the Call Notice and pay for same within ninety (90) trading days after the Call Date, or (ii) forfeit its right to exercise this Warrant with respect to the Shares of Common Stock that are subject to the Call Notice.

      11. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant, exchanging this Warrant as provided for herein, and replacing this Warrant as provided for herein, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may he, shall be made at such office by such Warrant Agent.

      12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      13. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall he (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile in each case if delivered during regular business hours), with, in the case of facsimile transaction, accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the business day following the date of mailing by overnight express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: Bravo! Foods International Corp., 11300 U.S. Highway 1, Suite 202, North Palm Beach, Florida 33408, Attn: Roy G. Warren, President, facsimile number: (561) 625-1413 and (ii) if to the Holder, to HP Hood LLC, 90 Everett Avenue, Chelsea, MA 02150, Attn: President, facsimile number (617) 887-8477.

      14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and performed in the State of Delaware, without regard to any of its conflicts of law principles which would result in the application of the laws of another jurisdiction.

      15. Miscellaneous. This Warrant and any term hereof may be amended, modified, waived, or terminated except by an instrument in writing signed by the holder of this Warrant and the Company. This Warrant and its terms and provisions shall inure to the benefit of and be binding upon the Company and its successors and assigns and the Holder and its successors and permitted assigns. The section headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof or the construction or interpretation of this Warrant. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by one of its duly authorized officers as of the date first written above.

                                       BRAVO! FOODS INTERNATIONAL CORP.




                                       By: /s/ Roy Warren
                                           ------------------------
                                           Name:  Roy Warren
                                           Title: President and CEO

                                   Exhibit A

                                FORM OF EXERCISE
                   (to be signed only on exercise of Warrant)

TO: BRAVO! FOODS INTERNATIONAL CORP.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. 2006 09-01), hereby irrevocably elects to purchase (check applicable box):

______________ shares of the Common Stock covered by such Warrant; or

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $______________.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________________________________
whose address is
________________________________________________________________________________
________________________________________________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act and other applicable securities laws.

Dated:_____________________            _____________________________
                                       (Signature must conform to name of holder as specified on the face of the Warrant)

                                       _____________________________________

                                       _____________________________________
                                      (Address)

                                   Exhibit B

                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

      For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of common stock of BRAVO! FOODS INTERNATIONAL CORP. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred" respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of BRAVO! FOODS INTERNATIONAL CORP. with full power of substitution in the premises.

---------------------- -------------------------------- ------------------------
Transferees            Percentage Transferred           Number Transferred
---------------------- -------------------------------- ------------------------
---------------------- -------------------------------- ------------------------

---------------------- -------------------------------- ------------------------
---------------------- -------------------------------- ------------------------

---------------------- -------------------------------- ------------------------
---------------------- -------------------------------- ------------------------

---------------------- -------------------------------- ------------------------


Dated:____________________________     ______________________________________
                                       (Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

__________________________________     ______________________________________
              (Name)
                                       ______________________________________
                                                       (address)

ACCEPTED AND AGREED:                   ______________________________________
[TRANSFEREE]
                                       ______________________________________
                                                       (address)

__________________________________
              (Name)